Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-167922 and 333-160264) of our report dated June 15, 2011 relating to the financial statements, which appears in the Annual Report of Xerox Corporation Savings Plan on Form 11-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
June 15, 2011